ThinkEquityPrepared Remarks

Slide #1/2: Cover slide/Safe Harbor

Good afternoon, thank you for your interest in interclick today.  Here’s our safe harbor statement quickly.

Slide #3: Who is interclick?

For those of you new to the interclick story, I’ll begin with an overview of the company, then I’ll discuss our unique offering whichhas catapulted interclick to the top of the growth companieswithin the online advertising industry and also on NASDAQ.

We were founded in 2004, are headquartered here in New York City, with sales offices in the 7 major markets.

We’ve recently grown to just over 100 employees, and last week we completely overhauled our brand identity to coincide with our evolution in the marketplace.

In terms of our offering, interclickis the leading technology provider of data driven advertising.

Central to our success is Open Segment Manager, or OSM, our proprietary platform whichhas appropriately solved many if not all of the operational and predictive challenges associated with data driven advertising.

Ultimately, OSM determines which data is most predictive for delivering optimum campaign results — connecting our clients with their consumers with far greater efficiency and scale than ever before. And we have the numbers to show for it, as we will discuss in a moment.

Slide #4: Market Size

This chart,that many of you have seen, was published by ThinkEquity in May of last year and provided global market size estimates for the overall online advertising market.

The Non-Premium sector of display advertising is projected to grow at a 23% compound annual growth rate and as you can see is by far the fastest growing category of the total online advertising market, outpacing even search.

For anyone here that may be unfamiliar with some of these terms, inventory sold directly through a site’s own sales forceis defined as the “premium” sector. Whereas “non-premium” refers to inventorythat is sold through a secondary sales channel.

All of this so called unsold inventory is made available at a discount to buyers such as ad networks, or via ad exchanges and other aggregators.

In the non-premium sector, advertisers seek to connect directly with their consumers while de-emphasizing the importance of context.

Technology like OSM is what enablesmarketers to connect with their consumers, once large blocks of inventory have been aggregated. This is interclick’s sweet spot.

Slide #5: Industry Leading Growth

While the Non-Premium Display market is growing at a 23% compound annual growth rate, interclick is significantly outpacing that rate —by achieving 146% growth in 2009, and at least 63% growth in 2010 based on our full year guidance as of August 4thof at least $90mm.

Many people have asked, “How sustainable is your growth?”

In addressing that question, it’s important to highlight thatthe most successful companies in online advertising have one thing in common, and that’s a disciplined approach to the development of superior technological capabilities.

interclick is no different. We have not only innovated but have invented new technology that does not exist elsewhere in the market.

Our growth is not just fortuitous.We have made the right investments which have allowed us to grow at this pace and we will continue to invent and improve and firmly believe that our growth will continue to outpace the industry.

Slide #6: Outpacing Public Comparables

Here’s another data point on how interclick’s performance compares to other digital companies.  This chart shows that interclick’s growth rate is more that 3X greater than the next fastest growing public comparable, putting us in a class of our own.

In fact, we were among the fastest growing publicly-traded companies nationwide last year, and our 146% increase was entirely organic.

So the obvious question is,what is driving this growth?

Slide #7: What is driving our growth?

First and foremost, interclick’s success has been guided by the unique capabilities of our OSM platform.   This has allowed us to deliver exceptional results to our clients. Exceptional results lead to more spending by our clients.

Second, whiletechnology is the enabler of our business, our operations team is also highly critical to our clients’ success. Our dedication to TQM throughout our entire organization – from sales, to supply chain management, to client service– has allowed us toeliminate defects and inefficiencies while delivering superior results to our advertisers and also improving efficiency along the way.

Third, we have continued to build out our national sales footprint by bringing on some of the best sales executives across the industry. We have been extremely successful in attracting and developing long-term relationships with many F1000 brands.

Last quarter, we provided a snapshot of our successes in these two areas during Q2.  In particular, we hit new highmarksin,

*The number of advertisers and total campaigns running through our system

*The number of new advertisers and campaigns

*The number of advertisers that increased spend quarter-over-quarter

*And the average advertiser eCPM was the highest in company history which reflects the value we’re generating for our clients.

And we expect that what has driven our growth historically will continue to fuel industry-leading performance well into the future.

Let’s touch on the present quarter.   While we expect to announce Q3 earnings sometime in early November, I’m happy to say that demand for our solutions in Q3 is exceeding our expectations. We are not formally providing a Q3 guidance update today, however I could not be happier with the performance of our team.

Slide #8: OSM

The fulcrum of our company’s recent success has been our breakthrough data platform, OSM.  OSM is a transformative solution that empowers marketers to discover and create any digital audience by ingesting and organizinga myriad of data sources, analyzing which facts combine to deliver the most responsive audiences given specific campaign objectives, and thendeliver those audiences at unprecedented scale across our network.

We all know that digital advertising is a completely addressable medium but the key to unlocking its potential is through the proper application of targeting data, to effectively separate the signal from the noise.

Since all sophisticated advertisers are measuring their partner’s performance against various benchmarks, the difference between success and failure is the proper use of data. OSM provides the capabilities to our team to ensure proper use of data, translating to client success, and ultimately greater revenues.

Slide #9: Third-Party data partners

 As we shift to a world where data driven advertising becomes the standard, 3rd party data vendors provide the raw materials necessary for success.

We currently have approximately two dozen third-party data partnerships across 10 different data types from companies like Experian and Acxiom to guys like BlueKai and Bizo, making interclick the largest consumer of 3rd party targeting data in the market.

It’s important to note, however, that while access to third-party data has become widely available, access is merely the first step; the difference is in the execution.

And while many talk about audiences and data, few if any talk about how they can accurately value those inputs and execute campaigns successfully.

As previously mentioned, our platform is what makes us so successful. OSM can do more with targeting data than anyone else in the marketplace.

Slide #10: Proven technological innovation

From Google to Facebook, the most successful companies in online advertising are technology companies at their core.As a result of our innovative technology stack, combined with our focus on TQM throughout our organization, our approach has allowed us to transform the productivity and output of the company.

The number of impressions we serve per quarter (represented by the red top line and the primary driver of COGS) has grown by about50%, from 7.98 billion impressions in Q3’08 to 11.9 billion impressions in Q2 2010, our quarterly revenues (represented by the blue bottom line) have grown by approximately 275%, from $5.8mm to $21.7mm over that same period.

Additionally, theinvestments we’ve made have allowed us to show leverage in our model as we continue to scale our business. In 2009, we delivered $4.6mm in EBITDA, and this year we projected, as of August 4th, full-year EBITDA to exceed $9mm+.

Slide #11: Summary P&L

Here’s our summary P&L since 2008.  It’s hard to read at such a distance but noteworthy is the stability of our gross margins over the past several quarters. First half 2010 gross margins averaged nearly 45%, in the same range as the prior year average.  And we see our gross margins remaining in the mid-40’s range for the foreseeable future.

As we continue to scale the business, the inherent leverage in our business model will become more pronounced.  In 2009, our GAAP OPEX/Revenue ratio was 44.3%.  The first half of 2010, that ratio dropped to 42%, while in our most recent quarter (Q2), that ratio dropped further to 38.7%.

We expect to see that ratio decrease even further in the second half of 2010, which will be the primary driver of the double-digit level EBITDA margin we’ve guided to for the full year.

Slide #12: Summary balance sheet

Here’s our balance sheet snapshot.  One important item of note is our announcement this morning that we’ve secured a $15mm credit facility with Silicon Valley Bank, replacing our previous $7mm facility with Crestmark Commercial Capital.

In addition to more than doubling our borrowing capacity, we also expect to reduce our effective cost of capital by approximately 200 basis points.

The facility is also more flexible, in that the agreement requires no unused line fee, monthly monitoring fee or minimum interest charge.  Clearly our fast-improving financial performance was a key factor in obtaining this much more favorable facility.

Slide #13: Leadership team

Finally, I’ll end the presentation by highlighting our world class management team, as these results wouldn’t be possible without their intelligence, experience, and passion.  Our business is run day-to-day by our founder and president of interclick, Michael Katz.  Roger Clark is our CFO, who joined us over a year ago after serving 15 years at IAC.

Andrew Katz, our CTO since inception, is the leader of our proprietary, breakthrough technology platform.  Jason Lynn heads up strategy and product for the company, coming to us from Yahoo!/Right Media by way of Tacoda.  And finally, Dave Myers heads up our operations, after previously serving a total of 14 years at Yahoo!/Right Media and Microsoft.

Slide #14: Thank you

Thank you for your time today, I’d now like to open up the floor for Q&A.